Exhibit 99.1

KFx Inc. SIGNS AGREEMENT FOR 1ST UNIT TRAIN SHIPMENT AND
TRANSPORTATION ASSISTANCE

DENVER, June 14, 2006 -- KFx Inc. (Amex: KFX) today announced two important developments in the execution of its business plan. First, the Company announced that it has signed an agreement for the first unit train shipment of K-Fuel™ from its commercial Ft. Union plant with FirstEnergy Corp. (NYSE: FE). Second, the Company has entered into a long term Marketing, Distribution and Transportation Logistics Services Agreement (“Agreement”) with DTE Coal Services, Inc. (NYSE: DTE).

1st K-FuelTM Unit Train Agreement
The marketing team of Buckeye Industrial Mining Co. (“Buckeye”), which KFx acquired on April 3, 2006, has signed an agreement with FirstEnergy for the first unit train sale of K-FuelTM. The destination for the first K-FuelTM unit train is a FirstEnergy power plant in Ohio. FirstEnergy is representative of K-Fuel™’s principal target market of Eastern boilers that will require sulfur compliant, high Btu coals. These boilers are designed to burn coals with K-Fuel™’s BTU characteristics. Handling and combustion characteristics along with emissions will be monitored to assess the benefits of K-Fuel™. The first unit train shipment is expected around the end of this month using a train set provided by FirstEnergy.

In order to use a coal more representative of coal feedstocks from the Powder River Basin (“PRB”), in Wyoming, KFx is processing coal from Arch‘s Coal Creek Mine to produce the K-Fuel™ for the first shipment.

Marketing, Distribution and Transportation Logistics Services Agreement
The Agreement with DTECS provides the Company assistance in arranging for transportation contracts, logistical, marketing and other support.  DTECS specializes in providing coal supply and transportation to electric utilities, merchant producers, steel mills and large industrial users. The duration of the Agreement is until December 31, 2010 with provisions for extension.

Second Quarter Results Conference Call
KFx Inc. will report results for the three months ended June 30, 2006 on Wednesday, August 2nd, 2006 after the market closes. The Company will also publish the release on its website at www.kfx.com. In addition, the Company will conduct a conference call with investors, analysts and other interested parties on Thursday, August 3rd, 2006, at 9:30 a.m., Mountain Daylight Time to discuss details regarding the company’s performance for the quarter and other forward-looking information.

KFx Inc. ï 55 Madison Street ï Suite 500 ï Denver, Colorado 80206 ï Tel: (303) 293-2992 ï Fax: (303) 293-8430

About KFx
KFx Inc. offers combined energy, environmental and economic solutions to coal-fired power generating facilities and industrial coal users in the United States and internationally. Our proprietary K-FuelTM process uses heat and pressure to physically and chemically transform high moisture, low-Btu coals, such as subbituminous coal and lignite, into a more energy efficient, lower-emission fuel. A co-benefit of the K-FuelTM process is the removal of significant amounts of impurities, including mercury, and the reduction of emissions of sulfur dioxide and nitrogen oxide.

Please visit www.kfx.com for more information.

Forward Looking Statements
Statements in this news release that relate to future plans or projected results of KFx are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the 'safe harbor' provisions of the PSLRA. Our actual results may vary materially from those described in any 'forward-looking statement' due to, among other possible reasons, the realization of any one or more of the risk factors described in our Annual Report on Form 10-K, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.

Contact:  KFx Inc., Denver, CO
  Analyst Contact:
  Karli Anderson, Director of Investor Relations
  Andreas Vietor, Director of Business Development
  303-293-2992

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